UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 21, 2011

Express Scripts, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-20199	43-1420563
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Express Way, St. Louis, MO		63121
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code         314-996-0900

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5—Corporate Governance and Management

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(a) At a special meeting of stockholders of Express Scripts, Inc. (the “Company”) held on December 21, 2011, the Company’s stockholders approved the proposal to adopt the Agreement and Plan of Merger, dated July 20, 2011 (as it may be amended from time to time, the “Merger Agreement”), by and among the Company, Medco Health Solutions, Inc., Aristotle Holding, Inc., Aristotle Merger Sub, Inc., and Plato Merger Sub, Inc.

(b) There were 485,490,309 shares of Company common stock issued and outstanding on the record date and eligible to be voted at the Special Meeting and 401,760,031 shares represented in person or by proxy at the Special Meeting, which constituted a quorum to conduct business at the meeting.

Set forth below, with respect to each such proposal, are the number of votes cast for or against and the number of abstentions.

1. At the Meeting, the vote on the proposal to adopt the Agreement and Plan of Merger, dated as of July 20, 2011, as amended on November 7, 2011 and as it may be amended from time to time, by and among Express Scripts, Inc., Medco Health Solutions, Inc., Aristotle Holding, Inc., Aristotle Merger Sub, Inc. and Plato Merger Sub, Inc.

For	Against	Abstain
400,916,253	518,166	325,612

2. At the Meeting, the vote on a proposal to approve the adjournment of the special meeting by Express Scripts stockholders (if it is necessary or appropriate to solicit additional proxies if there are not sufficient votes to adopt the merger agreement).

For	Against	Abstain
367,463,642	34,123,688	172,701

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

EXPRESS SCRIPTS, INC. (Registrant)

By:	/s/ Keith J. Ebling
	Name:	Keith J. Ebling
	Title:	Executive Vice President and General Counsel

Dated: December 21, 2011

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